EXHIBIT 99.1

Superconductor Technologies Reports 2017 Third Quarter Results

– Successfully completed third party validation test for target application –
– Shipped Conductus wire to target customers –
– Attained NEW record current carrying performance –

AUSTIN, Texas, Nov. 09, 2017 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (STI) (Nasdaq:SCON) reported financial results for the quarter ended September 30, 2017.

“In the third quarter, we attained the required specification for a key customer’s application for our Conductus® HTS wire,” stated Jeff Quiram, STI’s president and CEO. “The Robinson Research Institute, an internationally recognized expert in the development of innovative superconducting products, confirmed our results through its independent testing. We have now shipped this improved wire to several customers with near-term wire demand forecasts.

“The forecasted demand for 2G HTS wire continues to increase, especially for wire optimized for applications including fault current limiters, utility scale generators, transmission cables, fusion energy, ultra-high-performance magnets for science, electric aircraft and next generation energy storage devices. Customers continue to recognize the value of high-performance HTS wire as the gap from low-performance wire options widens. High performance wire enables these customers to deliver end products that offer reduced size, weight, and greatly improved overall efficiency. As a result, our discussions with industry leaders have never been more active. This interest was highlighted at the EUCAS conference in Geneva in September, where customer discussions revolved around developing a plan to supply wire for their projects. We believe the current and near future initiatives being pursued underscore the fact that potential demand for Conductus wire is greater than ever.

“During the quarter, we made progress on our ‘Process Innovations for HTS Wire Manufacturing’ project, which is part of the Next Generation Electric Machines program with the U.S. Department of Energy. At this time, we have demonstrated a 40% improvement in critical current capacity above the baseline set at the beginning of the project.  We are excited to be working on this program with TECO-Westinghouse Motor Company, an industry leading manufacturer of electric generators and motors, and our highly respected academic partners, Massachusetts Institute of Technology and University of North Texas,” Quiram concluded.

Third Quarter Financial Summary
STI’s third quarter 2017 net revenues were $130,000, compared to $11,000 in the second quarter of 2017 and $22,000 in the third quarter of 2016. Net loss for the third quarter 2017 was $2.5 million, or a loss of $0.23 per basic and diluted share, compared to a net loss of $2.5 million, or a loss of $0.24 per basic and diluted share, in the second quarter of 2017, and a net loss of $2.9 million, or a loss of $0.93 per basic and diluted share in the third quarter of 2016.

For the nine-month period ending Sept. 30, 2017, total net revenues were $139,000, compared to $122,000 for the same period of 2016. The net loss for the first nine months of 2017 was $7.7 million, or $0.73 per share, compared to $8.6 million, or $3.06 per share.

As of Sept. 30, 2017, STI had $4.7 million in cash and cash equivalents.

Investor Conference Call
STI will host a conference call and simultaneous webcast today, November 9th at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its results. To listen to the call live, please dial 1-877-719-9799 at least 10 minutes before the start of the conference. International participants may dial 1-719-457-6931. The conference ID is 9276722.  The call will be webcast and can be accessed from the “Investor Relations” section of the company’s website. A telephone replay will be available until midnight ET on November 13th by dialing 1-844-512-2921 or 1-412-317-6671, and entering pass code 9276722. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)
Superconductor Technologies Inc. is a global leader in superconducting innovation. Its Conductus® superconducting wire platform offers high performance, cost-effective and scalable superconducting wire. With 100 times the current carrying capacity of conventional copper and aluminum, superconducting wire offers zero resistance with extreme high current density. This provides a significant benefit for electric power transmission and also enables much smaller or more powerful magnets for motors, generators, energy storage and medical equipment. Since 1987, STI has led innovation in HTS materials, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than 20 years STI utilized its unique HTS manufacturing process for solutions to maximize capacity utilization and coverage for Tier 1 telecommunications operators. Headquartered in Austin, TX, Superconductor Technologies Inc.'s common stock is listed on the NASDAQ Capital Market under the ticker symbol “SCON.” For more information about STI, please visit http://www.suptech.com.

Safe Harbor Statement
Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; our need to materially grow our revenues from commercial operations and/or to raise additional capital (which financing may not be available on acceptable terms or at all) in the very near future, before cash reserves are depleted (which reserves are expected to be sufficient into the first quarter of 2017), to implement our current business plan and maintain our viability; the performance and use of our equipment to produce wire in accordance with our timetable; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; the possibility of delays in customer evaluation and acceptance of our HTS wire; the limited number of potential customers and customer pressures on the selling prices of our products; the limited number of suppliers for some of our components and our HTS wire; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; the impact of competitive products, technologies and pricing; manufacturing capacity constraints and difficulties; the impact of any financing activity on the level of our stock price; the dilutive impact of any issuances of securities to raise capital; the steps required to maintain the listing of our common stock with a U.S. national securities exchange and the impact on the liquidity and trading price of our common stock if we fail to maintain such listing; the cost and uncertainty from compliance with environmental regulations; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for the year ended December 31, 2016 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Investor Relations Contact
Cathy Mattison or Kirsten Chapman
LHA      +1-415-433-3777       invest@suptech.com

– Tables to Follow –

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016

Commercial product revenues	$-	$22,000	$9,000	$122,000
Government contract revenues	130,000	-	130,000	-
Total revenues	130,000	22,000	139,000	122,000

Costs and expenses:
Cost of commercial product revenues	790,000	962,000	2,421,000	2,796,000
Cost of government contract revenues	85,000	-	96,000	-
Research and development	766,000	676,000	2,094,000	2,093,000
Selling, general and administrative	1,063,000	1,231,000	3,296,000	3,814,000

Total costs and expenses	2,704,000	2,869,000	7,907,000	8,703,000

Loss from operations	(2,574,000)	(2,847,000)	(7,768,000)	(8,581,000)

Other Income and Expense:

Adjustments to fair value of warrant derivatives	59,000	18,000	67,000	38,000
Adjustments to warrant exercise price	-	(47,000)	-	(47,000)
Other income	11,000	2,000	27,000	8,000

Net loss	$(2,504,000)	$(2,874,000)	$(7,674,000)	$(8,582,000)

Basic and diluted net loss per common share	$(0.23)	$(0.93)	$(0.73)	$(3.06)

Basic and diluted weighted average number of common shares outstanding	10,714,927	3,085,403	10,460,637	2,806,658

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2017	2016
	(Unaudited)	(See Note)
ASSETS

Current Assets:
Cash and cash equivalents	$4,682,000	$10,452,000
Accounts receivable, net	87,000	8,000
Inventory, net	47,000	68,000
Prepaid expenses and other current assets	164,000	109,000
Total Current Assets	4,980,000	10,637,000

Property and equipment, net of accumulated depreciation of
$10,800,000 and $9,350,000, respectively	2,162,000	3,491,000
Patents, licenses and purchased technology, net of accumulated amortization
of $973,000 and $948,000, respectively	776,000	990,000
Other assets	69,000	96,000
Total Assets	$7,987,000	$15,214,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$350,000	$336,000
Accrued expenses	601,000	608,000
Total Current Liabilities	951,000	944,000
Other long-term liabilities	112,000	172,000
Total Liabilities	1,063,000	1,116,000

Stockholders’ Equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized,
328,925 and 333,767 shares issued and outstanding, respectively	-	-
Common stock, $.001 par value, 250,000,000 shares authorized,
10,759,261 and 7,353,714 shares issued and outstanding, respectively	11,000	7,000
Capital in excess of par value	316,673,000	316,177,000
Accumulated deficit	(309,760,000)	(302,086,000)
Total Stockholders' Equity	6,924,000	14,098,000
Total Liabilities and Stockholders' Equity	$7,987,000	$15,214,000

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	September 30, 2017	October 1, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,674,000)	$(8,582,000)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	1,474,000	1,736,000
Stock-based compensation expense	300,000	776,000
Adjustments to fair value of warrant derivatives	(67,000)	(38,000)
Adjustments to warrant exercise price	-	47,000
Changes in assets and liabilities:
Accounts receivable	(78,000)	32,000
Inventories	22,000	56,000
Prepaid expenses and other current assets	(55,000)	(2,000)
Patents, licenses and purchased technology	189,000	(130,000)
Other assets	27,000	30,000
Accounts payable, accrued expenses and other current liabilities	13,000	101,000
Net cash used in operating activities	(5,849,000)	(5,974,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(121,000)	-
Net cash used in investing activities	(121,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the sale of common and preferred stock	-	1,900,000
Net proceeds from the exercise of outstanding warrants	200,000	-
Net cash provided by financing activities	200,000	1,900,000

Net decrease in cash and cash equivalents	(5,770,000)	(4,074,000)
Cash and cash equivalents at beginning of period	10,452,000	7,469,000
Cash and cash equivalents at end of period	$4,682,000	$3,395,000